Exhibit 10


                             PANNELL KERR FORSTER PC
                          Certified Public Accountants
                                75 Federal Street
                                Boston, MA 02110





               Consent of Independent Certified Public Accountants
               ---------------------------------------------------


To the Shareholders and the Board of Directors of Pax World Balanced Fund, Inc.:


         We consent to the use in Post-Effective Amendment No. 42 to Registration Statement No. 2-38679 of Pax World Balanced Fund, Inc. on Form N-1A of our report dated January 17, 2003, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us on the back page of the Prospectus and under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information.


                                            /s/  PANNELL KERR FORSTER, P.C.


Boston, Massachusetts
May 15, 2003